Exhibit 10

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (“Fifth Amendment”) dated as of December 12, 2007, is entered into among Titan International, Inc. (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement hereinafter described (collectively, the “Lenders”) and LaSalle Bank National Association (“LaSalle”), both individually as a Lender and as Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as ascribed to such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, the Company and LaSalle were among the parties to that certain Credit Agreement dated as of July 23, 2004 (together with all amendments, exhibits, schedules, attachments and appendices thereto, the “Credit Agreement”); and

    WHEREAS, the Company and certain of the Lenders (or former Lenders) entered into the First Amendment to Credit Agreement dated as of February 16, 2005 (“First Amendment”), the Second Amendment to Credit Agreement dated as of October 21, 2005 (the “Second Amendment”), the Third Amendment to Credit Agreement dated June 28, 2006 (as amended by the First Amendatory Agreement to Third Amendment to Credit Agreement dated July 31, 2006, the “Third Amendment”) and the Fourth Amendment to Credit Agreement dated February 8, 2007 (the “Fourth Amendment”) whereby certain changes in the terms and conditions of the Credit Agreement were agreed upon and made (as used herein, Credit Agreement shall mean the Credit Agreement as modified and amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment); and

WHEREAS, the Company has now requested that the Revolving Commitment be increased to $250,000,000 in accordance with the accordion provisions of the Credit Agreement and the Lenders have agreed to such increase, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Lenders hereby agree to the following, effective as of the Amendment Effective Date (as hereafter defined):

1.           The definition of Revolving Commitment set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

“Revolving Commitment” means $250,000,000, as reduced from time to time pursuant to Section 6.1.

2.           Section 10.1.5(a) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

"(a) the Company shall deliver a Borrowing Base Certificate within twenty-five (25) days after the end of each calendar month if during such month the average daily balance of the Revolving Outstandings exceeded $225,000,000.00."

3.           Section 11.14.2 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

"11.14.2 Fixed Charge Coverage Ratio.  In the event the average daily balance of the Revolving Outstandings exceeds $225,000,000.00 during any 30 day period ending during any Fiscal Quarter, not permit the Fixed Charge Coverage Ratio from the Computation Period ending on the last day of such Fiscal Quarter to be less than 1.0 to 1.0."

4.           Amended Annex “A” and Exhibit “B” each in the form attached to this Fifth Amendment as Annex “A” and Exhibit “B”, respectively, are hereby made a part of the Credit Agreement in substitution and replacement of their counterparts which were last attached thereto.

5.           The effectiveness of this Fifth Amendment (the “Amendment Effective Date”) is subject to the satisfaction of all of the following conditions precedent:

(a)           Lenders shall have accepted this Fifth Amendment in the spaces provided for that purpose below.

(b)           The Guaranty and Collateral Agreement shall have been reaffirmed by the existing Guarantors and Grantors, by execution and delivery of a Reaffirmation Agreement in a form acceptable to the Agent.

(c)           The Company shall have paid to the Administrative Agent for the ratable benefit of the Lenders, on or before the Amendment Effective Date, the Amendment Fee set fourth in that certain Fee Letter from the Administrative Agent to the Company dated December 10, 2007.

(d)           The Lenders shall have received from the Company new Notes in the amount of $250,000,000 executed in connection with this Fifth Amendment.

(e)           The Obligors shall be in full compliance with the terms of the Credit Agreement and other Loan Documents and no Event of Default or Default shall have occurred or be continuing before or after giving effect to this Fifth Amendment.

(f)           Each Loan Party shall have delivered:  (A) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of this Fifth Amendment and the other Loan Documents to which it is party; and (B) signature and incumbency certificates of its officers executing this Fifth Amendment and other Loan Documents (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

(g)           All other legal matters incident to the execution and delivery hereof or contemplated hereby, including the delivery of all additional or ancillary documentation reasonably requested by Agent, shall be completed and satisfactory to the Lenders and their respective counsels.

Upon the Amendment Effective Date, the Lenders shall cancel and return to the Company the Notes which were originally delivered to them by the Company at the closing of the Fourth Amendment to the Credit Agreement.  If the Amendment Effective Date shall not have occurred on or before December 15, 2007 this Fifth Amendment shall be null and void and of no further effect.  Upon receipt by Company before or after the Effective Date of one or more invoices from Agent for expenses relating to this Fifth Agreement, the Company agrees to promptly pay such invoices.

6.           In order to induce the Lenders to execute and deliver this Fifth Amendment, the Company hereby represents to the Lenders that immediately after giving effect to this Fifth Amendment, each of the representations and warranties by Company set forth in Section 9 of the Credit Agreement (except those representations that relate expressly to an earlier date) are and shall be true and correct (except that the representations contained in Section 9.4 shall be deemed to refer to the most recent financial statements of the Company delivered to Lenders pursuant to Section 10.1 of the Credit Agreement) and that Company and the Subsidiaries are and shall be in full compliance with the terms of the Credit Agreement as so amended and the Loan Documents.

7.           This Fifth Amendment shall not be deemed a waiver of any term or condition of the Credit Agreement, each of which remain unchanged and in full force and effect.  Nothing herein shall be construed as a consent to any transactions contemplated or anticipated by Company, for which Company shall need specific consent and the approval from the Lenders, all as is provided in the Credit Agreement.  Nothing herein shall require Agent or any Lender to give any further consents or to provide or extend any credit facilities other than those currently set forth in the Credit Agreement as amended by this Fifth Amendment.

8.           This Fifth Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument.  Except as specifically waived or amended hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect.  The Credit Agreement, as amended hereby and all rights and powers created thereby and thereunder or under any other Loan Documents are in all respects ratified and confirmed.  No reference to this Fifth Amendment need be made in any note, instrument or other document making reference to the Credit Agreement, any reference to the Credit Agreement in any such note, instrument or other document (including, without limitation, the Loan Documents) to be deemed to be a reference to the Credit Agreement as amended hereby.

9.           This Fifth Amendment shall be binding upon and enure to the benefit of the Lenders and the Company and their successors and assigns.

10.           This Fifth Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois (without regard to principles of conflicts of laws).